EXHIBIT 99.2

[OAKWOOD HOMES CORPORATION LOGO]

RESTRUCTURING TERM SHEET
CONFIDENTIAL | NOVEMBER 15, 2002

DRAFT FOR DISCUSSION PURPOSES ONLY. NOTHING HEREIN SHALL BE AN ADMISSION OF FACT OR LIABILITY. GOVERNED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER RULES OF SIMILAR IMPORT.

Introduction

☐	Holders of approximately 39% of the combined value of (a) Oakwood Home Corporation’s (“Oakwood” or the “Company”) $303 million face value of senior unsecured debt and (b) the net present value, as described below, of future payment obligations under the Company’s guarantees of principal and interest on $275 million face value of subordinated B-2 REMIC securities (the “REMIC Guarantees”), have provided a non-binding affirmation that they consider the treatment of claims described below that they may receive in a bankruptcy proceeding involving the Company to be within a range of acceptable outcomes, subject to (a) evidence satisfactory to the Holders that the financial information previously provided to them is correct (b) acceptable financing during the pendency of the bankruptcy proceeding.

Proposed Transaction

☐	Oakwood proposes to convert its $303 million face value of senior unsecured debt plus accrued interest and its guarantees of principal and interest on $275 million face value of subordinated B-2 REMIC securities (the “REMIC Guarantees”) into all of the post restructuring common equity of the Company in connection with a pre-negotiated plan of reorganization

☐	Oakwood’s existing REMIC securities, which have been issued by bankruptcy remote REMIC trusts (“REMICs”) including the B-2s, will remain outstanding and receive principal and interest as scheduled to the extent funds are available from the REMICs

Servicing Fee

☐	Oakwood proposes new servicing agreements for each series of REMICs with tranches that have the benefit of an Oakwood Homes limited guarantee (“Guaranteed REMIC Series”). These will provide the Company with 50 basis points of servicing fees at the “top of the payment waterfall” plus a performance incentive, which will be agreed upon at later date, also paid on a senior basis

☐	The remainder of the 100 bps servicing fees payable by the Guaranteed REMIC Series would be subordinated as before

☐	During the pendency of the bankruptcy case, the Company proposes to provide servicing to the Guaranteed REMIC Series in exchange for 50 basis points senior servicing fees

Allocation of Post Restructuring Common Equity

☐	Holders of the Senior Notes and REMIC Guarantees will receive 100% of the post restructuring shares or 10,000,000 shares

•	Holders of the $300 million face value of Senior Notes will receive a pro rata distribution of the post-restructuring common equity based on the face value of the Senior Notes plus accrued interest

•	Holders of the REMIC Guarantees will receive a pro rata distribution of the post-restructuring common equity based upon a preliminary estimate of the present value of the guarantee obligations discounted at the risk free rate (30-year Treasury rate, which is assumed in this term sheet to be 4.90%) (preliminary estimate is approximately $172 million)

•	Holders of the $3 million face value of Reset Debentures will receive a pro rata distribution of the post-restructuring common equity based on the face value of the Reset Debentures plus accrued interest

•	Existing equity holders will receive no distribution of the post-restructuring common equity. However, existing equity holders will receive warrants to purchase one million (1,000,000) shares of the post-restructuring common shares, or approximately 9% of the fully diluted common equity (see Warrants to Existing Equity Holders on page 2)

Post-Restructuring Common Stock Ownership (1)

($ in millions)
		ESTIMATED
		APPRAISED		COMMON	OUT-OF-	FULLY DILUTED
	PRINCIPAL	PRESENT	NEW COMMON	OWNERSHIP	THE-MONEY	OWNERSHIP
	AMOUNT	VALUE (2)	SHARES	PERCENTAGE	WARRANTS	PERCENTAGE

Senior Unsecured Debt (3)	$306.1	$306.1	6,403,938	64.0%	—	58.2%

REMIC Guarantees	275.0	171.9	3,596,062	36.0%	—	32.7%

Miscellaneous Claimants	NA	NA	NA	NA	—	NA

Existing Equity	NA	NA	—	—	1,000,000	9.1%

Total	$581.1	$478.0	10,000,000	100.0%	1,000,000	100.0%

Note: Ownership percentages based on post-restructuring shares of 10,000,000.

(1)	Holders of miscellaneous claims resulting from the case may also receive consideration in the form of cash, debt, equity or equity-linked securities. If they receive post restructuring common shares, the percentage ownership received by the other constituencies shown would be reduced on a pro rata basis. The resulting changes in ownership, if any, would likely be small.

(2)	The estimated appraised present value of REMIC Guarantees represents a preliminary estimate of likely future guarantee payment obligations under the REMIC Guarantees, discounted at the risk-free rate (30-year Treasury rate, which is assumed in this term sheet to be 4.90%).

(3)	Includes accrued interest amounts through November 15, 2002 of $1.2 million, $1.8 million, $0.1 million on 7 7/8% Senior Notes, 8 1/8% Senior Notes, and Reset Debentures, respectively.

Warrants to Existing Equity Holders

☐	The warrants will have a seven year maturity and strike at an initial market value of common stock of $478 million which would result in 100% recovery to the holders of Senior Notes, estimated net present value of REMIC Guarantees and Reset Debentures. The strike price will increase annually at the risk free rate (30-year Treasury rate, which is assumed in this term sheet to be 4.90%) until their expiration

☐	The warrants will contain “flip protection” which protects the holders in the event that the Company is sold prior to the maturity of the warrants

—	At the buyer’s option, the old warrants will (a) be exchanged for new warrants to purchase the survivor’s common stock at a strike price equally out of the money or (b) exchanged for cash at the fair market value of the old warrants based on a Black-Scholes valuation

Warrant Strike Price Analysis

($ in millions, except per share prices)
	Years Post Emergence

	Emergence Date	1	2	3	4	5	6	7

Market Value of the Equity (1)	$478.0	$501.4	$525.9	$551.7	$578.7	$607.1	$636.8	$668.1

Strike Price Per Share (2)	$47.80	$50.14	$52.59	$55.17	$57.87	$60.71	$63.68	$66.81

(1)	Increases at the risk-free rate (30-year Treasury rate, which is assumed in this term sheet to be 4.90%).

(2)	Based on 10,000,000 shares of new common outstanding.

Distribution of shares based on assumed 10,000,000 New Common shares upon reorganization. The allocation of post restructuring shares will be adjusted to reflect the re-calculation of the attributable value of the REMIC Guarantees using the risk-free discount rate (30 year Treasury rate, which in this term sheet is assumed to be 4.90%)

Claims:

Senior Secured and Unsecured Claims:

Industrial Revenue Bonds:

☐	$1.1 million Elkhart County (Indiana) revenue bond secured by LC’s	Reinstated without impairment.

☐	$5.2 million Kosciusko County (Indiana) revenue bond secured by LC’s	Reinstated without impairment.

Senior Notes:

☐	$125 million unsecured 7.875% Senior Notes due 2004 plus $1.2 million of accrued interest	Converted into 2,641,080 shares or 26.4% of the primary common equity of New Oakwood (the “New Common Stock”).(1)

☐	$175 million unsecured 8.125% Senior Notes due 2009 plus $1.8 million of accrued interest	Converted into 3,698,656 shares or 37.7% of New Common Stock. (1)

Reset Debentures:

☐	$2.6 million unsecured debentures due 2007 plus $68,568 of accrued interest	Converted into 64,203 shares or 0.6% of New Common Stock. (1)

REMIC Guarantees:

☐	Future guarantee payments on the following subordinated B-2 REMIC tranches: 1998-D, 1999-A, 1999-B, 1998-B, 1997-B,
1997-D, 1997-C, 1997-A, 1998-C, 1999-C, 1999-D, 2001-B, 2001-C, 2001-D, 2001-E,
	2002-A, 2000-B, 1999-E, 2000-A, 2002-B	Converted into 3,596,062 shares or 36.0% of New Common Stock. (1)

• Total principal of $275 million

• $172 million preliminary estimate of net present value of guarantee payment obligations

(1)	Holders of miscellaneous claims resulting from the case may also receive consideration in the form of cash, debt, equity or equity-linked securities. If they receive post restructuring common shares, the percentage ownership received by the other constituencies shown would be reduced on a pro rata basis. The resulting changes in ownership, if any, would likely be small.

Other Claims / Restructuring

REMIC Pooling & Servicing Agreements:

☐ Existing agreements between Oakwood, as the REMIC servicer, and each REMIC trust	Guaranteed REMIC Series serviced for 50 bps on senior priority basis with additional fee opportunity contingent on performance.

Miscellaneous Other Claims:	To be determined. (1)

Old Common Stock:

☐ 9.5 million shares of Oakwood common stock	Warrants with “flip protection” to purchase 1,000,000 shares of the New Common Stock with an initial strike price of $47.80, which results in 100% recovery to holders of the Senior Notes, REMIC Guarantees, and Reset Debentures, rising annually at the risk free rate (30-year Treasury rate). The “flip protection” will provide that in the event that the Company is sold prior to the maturity of the warrants, at the buyer’s option, the old warrants will (a) be exchanged for new warrants to purchase the survivor’s common stock with the same maturity as and struck at a price equally out of the money, calculated as on a percentage basis or (b) exchanged for cash at the fair market value of the old warrants based on a Black-Scholes valuation.

Options and Other Equity Related Securities:	Cancelled and receive no distribution.

Administrative and Priority Claims:	Paid in full, in cash on the Effective Date of the Plan.

Priority Tax Claims:	At the option of the Company, (i) paid in cash on the Effective Date of the Plan or (ii) extended over allowed six-year period.

Releases:	Officers, directors, controlling shareholders, senior management and the advisors to the Company will receive releases under the Plan from all liabilities or claims by the Company and its claim or interest holders, except those arising out of gross negligence or willful misconduct.

Additional Information

REMIC Securities:

☐ Approximately $4.7 billion REMIC portfolio serviced by Oakwood	Issued by bankruptcy remote entities and therefore will not be affected. Continue to receive interest and principal payments to the extent that funds are available in the normal fashion according to their respective trust indentures.

(1)	Holders of miscellaneous claims resulting from the case may also receive consideration in the form of cash, debt, equity or equity-linked securities. If they receive post restructuring common shares, the percentage ownership received by the other constituencies shown would be reduced on a pro rata basis. The resulting changes in ownership, if any, would likely be small.

Exhibit A

DRAFT FOR DISCUSSION PURPOSES ONLY. NOTHING HEREIN SHALL BE AN ADMISSION OF FACT OR LIABILITY. GOVERNED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER RULES OF SIMILAR IMPORT.

Preliminary Estimated Appraisal of REMIC Guarantees

The preliminary estimated appraisal were based on the assumption that Oakwood receives a servicing fee with respect to the Guaranteed REMIC Series of 50 bps on a senior basis.

		Present Value of Expected
B-2 REMIC	Principal Amount	Guarantee Payment
Series	Outstanding	Obligations (1)

1997-A	$9,255,770	$2,357,064
1997-B	8,923,192	3,132,731
1997-C	11,731,441	4,620,014
1997-D	10,096,252	5,399,395
1998-B	15,000,000	11,531,182
1998-C	13,135,281	7,888,939
1998-D	25,554,561	20,343,764
1999-A	24,591,125	19,354,798
1999-B	17,894,150	20,968,728
1999-C	20,374,750	16,402,985
1999-D	16,624,000	14,131,287
1999-E	8,880,666	5,622,881
2000-A	9,442,500	12,722,150
2000-B	8,100,000	1,734,011
2001-B	23,815,098	6,884,645
2001-C	10,745,000	3,007,745
2001-D	11,268,000	3,074,986
2001-E	6,024,000	4,863,668
2002-A	8,993,000	2,586,724
2002-B	14,315,000	5,246,150

Total	$274,763,786	$171,873,846